Exhibit 99.1

Talkspace Announces Fourth Quarter and Full Year 2024 Results

Full-year 2024 total revenue grew 25% year-over-year to $187.6 million

Full-year 2024 net income of $1.1 million and adjusted EBITDA1 of $7.0 million

4Q 2024 total revenue grew 15% year-over-year to $48.7 million

4Q 2024 net income of $1.2 million and adjusted EBITDA1 of $2.7 million

NEW YORK, New York - February 20, 2025 – Talkspace, Inc. (“Talkspace” or the “Company”) (NASDAQ: TALK), today reported fourth quarter and full year 2024 financial results.

	Three Months Ended December 31, 2024		Year Ended December 31, 2024

Unaudited	Results	% Variance from Prior Year	Results	% Variance from Prior Year
(In thousands unless otherwise noted)
Number of eligible lives at year end (in millions)	179.4	37%	179.4	37%
Number of completed Payor sessions during the period	330.0	32%	1,229.2	45%
Number of Consumer active members at year end	7.2	(38)%	7.2	(38)%

Total revenue	$48,720	15%	$187,593	25%
Gross profit	$21,533	3%	$85,836	15%
Gross margin %	44.2%		45.8%
Operating expenses	$20,964	(11)%	$90,333	(7)%
Net income	$1,214	*	$1,148	*
Adjusted EBITDA (1)	$2,659	*	$6,962	*
Cash and cash equivalents at year end	$76,692	—	$76,692	—
Short-term marketable securities	$41,118	—	$41,118	—

* Percentage not meaningful.

(1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of the measure and a reconciliation to the most direct comparable GAAP measure, see “Reconciliation of GAAP Results to Non-GAAP Results.”

“We closed out 2024 with a strong fourth quarter, delivering revenue and adjusted EBITDA growth as expected. We continued to broaden our reach, drive awareness and adoption, enhance the provider and member experience, and deliver high-quality care. I’m proud of all that Talkspace has accomplished this year to build a sustainable, profitable business,” said Dr. Jon Cohen, CEO of Talkspace.

Dr. Cohen continued, “Over the last three years, we’ve undergone a significant strategic shift, focusing on the payor market and growing our total covered lives to nearly 200 million. We’ve leveraged our well-known brand to drive awareness of Talkspace as an affordable way to access care for not just commercially insured adults, but also teens, seniors, and active members of the military. Talkspace has established a clear competitive advantage in the marketplace with the comprehensive nature of our solution, and we remain dedicated to meeting the escalating demand for accessible, high-quality behavioral health services in the U.S.”

Fourth Quarter 2024 Key Performance Metrics

•
Revenue increased 15% over the prior-year period to $48.7 million, driven by a 34% year-over-year increase in Payor revenue and a 7% year-over-year increase in Direct to Enterprise (“DTE”) revenue; partially offset by a 35% year-over-year decline in Consumer revenue.
•
Gross profit increased 3% over the prior-year period to $21.5 million, and gross margin declined to 44.2% from 49.4% in the prior-year period, driven by a shift in revenue mix towards Payor.
•
Operating expenses were $21.0 million, a decrease of 11% year-over-year.
•
Net income was $1.2 million, an improvement from $(1.3) million net loss in the fourth quarter of 2023, primarily driven by an increase in revenues and a decrease in operating expenses, partially offset by an increase in cost of revenues.
•
Adjusted EBITDA was $2.7 million, an improvement from $(0.3) million adjusted EBITDA loss in the fourth quarter of 2023, primarily driven by an increase in revenues and a decrease in operating expenses, partially offset by an increase in cost of revenues.

Full Year 2024 Key Performance Metrics

•
Revenue increased 25% over the prior-year to $187.6 million, driven by a 54% year-over-year increase in Payor revenue and a 14% year-over-year increase in DTE revenue; partially offset by a 30% year-over-year decline in Consumer revenue.
•
Gross profit increased 15% over the prior-year to $85.8 million, and gross margin declined to 45.8% from 49.6% in the prior-year, driven by a shift in revenue mix towards Payor.
•
Operating expenses were $90.3 million, a decrease of 7% year-over-year.
•
Net income was $1.1 million, an improvement from $(19.2) million net loss in 2023, primarily driven by an increase in revenues and a decrease in operating expenses, partially offset by an increase in cost of revenues.
•
Adjusted EBITDA was $7.0 million, an improvement from $(13.5) million adjusted EBITDA loss in 2023, primarily driven by an increase in revenues and a decrease in operating expenses, partially offset by an increase in cost of revenues.

Financial Guidance

The following guidance is based on current market conditions and expectations and the information available to the Company today. For 2025, Talkspace expects:

•
Revenue to be in the range of $220 million to $235 million
•
Adjusted EBITDA to be in the range of $14 million to $20 million

Conference Call, Presentation Slides, and Webcast Details

The Fourth Quarter 2024 earnings conference call and webcast will be held Thursday, February 20, 2025, at 8:30 a.m. E.T. The conference call will be available via audio webcast at investors.talkspace.com and can also be accessed by dialing (888) 596-4144 for U.S. participants, or +1 (646) 968-2525 for international participants, and referencing participant code 1149251. A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace (NASDAQ: TALK) is a leading virtual behavioral healthcare provider committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. At Talkspace, we believe that mental healthcare is core to overall health and should be available to everyone.

Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services, including therapy for individuals, teens, and couples, as well as psychiatric treatment and medication management (18+). With Talkspace’s core therapy offerings, members are matched with one of thousands of licensed therapists within days and can engage in live video, audio, or chat sessions, and/or unlimited asynchronous text messaging sessions.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. More than 179 million Americans have access to Talkspace through their health insurance plans, employee assistance programs, our partnerships with leading healthcare companies, or as a free benefit through their employer, school, or government agency.

For more information, visit www.talkspace.com.

For Investors:

ICR Westwicke

TalkspaceIR@westwicke.com

For Media:

John Kim

SKDK

(310) 997-5963

jkim@skdknick.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “will,” or “would,” the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) rapid technological change in our industry; (ii) our ability to secure clients' contract renewals; (iii) our ability to maintain and expand our network of therapists, psychiatrists and other providers; (iv) a decline in the prevalence of enterprise-sponsored healthcare or the emergence of new technologies may adversely impact our DTE business; (v) if our or our vendors’ security measures fail or are breached; (vi) changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; and (vii) and the other factors, risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2024, subsequent quarterly reports on Form 10-Q and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise unless required to do so under applicable law. We do not give any assurance that we will achieve our expectations.

Talkspace, Inc.

Consolidated Statements of Income

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
(in thousands, except percentages, share and per share data)	Unaudited	Unaudited		Unaudited
Revenue:
Payor revenue	$33,847	$25,362	33.5	$124,339	$80,823	53.8
DTE revenue	9,555	8,897	7.4	38,466	33,614	14.4
Consumer revenue	5,318	8,159	(34.8)	24,788	35,608	(30.4)
Total revenue	48,720	42,418	14.9	187,593	150,045	25.0
Cost of revenues	27,187	21,447	26.8	101,757	75,665	34.5
Gross profit	21,533	20,971	2.7	85,836	74,380	15.4
Operating expenses:
Research and development	2,256	3,867	(41.7)	10,510	17,571	(40.2)
Clinical operations, net	1,740	1,478	17.7	6,542	6,159	6.2
Sales and marketing	12,039	12,846	(6.3)	50,654	52,544	(3.6)
General and administrative	4,929	5,363	(8.1)	22,627	21,315	6.2
Total operating expenses	20,964	23,554	(11.0)	90,333	97,589	(7.4)
Income (loss) from operations	569	(2,583)	*	(4,497)	(23,209)	80.6
Financial (income), net	(616)	(1,330)	(53.7)	(5,739)	(4,245)	35.2
Income (loss) before income taxes	1,185	(1,253)	*	1,242	(18,964)	*
Income tax (benefit) expense	(29)	53	*	94	218	(56.9)
Net income (loss)	$1,214	$(1,306)	*	$1,148	$(19,182)	*
Net income (loss) per share:
Basic	$0.01	$(0.01)	*	$0.01	$(0.12)	*
Diluted	$0.01	$(0.01)	*	$0.01	$(0.12)	*
Weighted average shares used to compute net income (loss) per share:
Basic	169,202,561	167,485,398		168,906,900	165,039,920
Diluted	176,711,336	167,485,398		176,495,872	165,039,920

* Percentage not meaningful.

Talkspace, Inc.

Consolidated Statements of Comprehensive Income (Loss)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	Unaudited	Unaudited		Unaudited
(in thousands)
Net income (loss)	$1,214	$(1,306)	*	$1,148	$(19,182)	*
Other comprehensive income:
Change in unrealized gains on marketable debt securities	2	—	100.0	2	—	100.0
Total other comprehensive income	2	—	100.0	2	—	100.0
Total comprehensive income (loss)	$1,216	$(1,306)	*	$1,150	$(19,182)	*

* Percentage not meaningful.

Talkspace, Inc.

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
(in thousands)	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,692	$123,908
Marketable securities	41,118	—
Accounts receivable, net	9,643	10,174
Other current assets	2,729	5,718
Total current assets	130,182	139,800
Other long-term assets	8,495	2,421
Total assets	$138,677	$142,221
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,710	$6,111
Accrued expenses and other current liabilities	8,031	12,468
Deferred revenues	3,282	3,069
Total current liabilities	19,023	21,648
Warrant liabilities	1,690	1,842
Other liabilities	569	85
Total liabilities	21,282	23,575
STOCKHOLDERS’ EQUITY:
Common stock	17	16
Additional paid-in capital	386,612	389,014
Accumulated deficit	(269,236)	(270,384)
Accumulated other comprehensive income	2	—
Total stockholders’ equity	117,395	118,646
Total liabilities and stockholders’ equity	$138,677	$142,221

Talkspace, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2024	2023
(in thousands)	Unaudited
Cash flows from operating activities:
Net income (loss)	$1,148	$(19,182)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	859	1,196
Stock-based compensation	9,173	8,395
Remeasurement of warrant liabilities	(152)	903
Decrease (increase) in accounts receivable	531	(534)
Decrease (increase) in other current assets	2,989	(1,346)
Increase (decrease) in accounts payable	1,599	(350)
Increase (decrease) in deferred revenues	213	(1,286)
Decrease in accrued expenses and other current liabilities	(4,437)	(4,034)
Other	(219)	(155)
Net cash provided by (used in) operating activities	11,704	(16,393)
Cash flows from investing activities:
Purchases of marketable securities	(41,118)	—
Capitalized internal-use software costs	(5,443)	—
Other	(171)	(141)
Net cash used in investing activities	(46,732)	(141)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,010	2,707
Payments for employee taxes withheld related to vested stock-based awards	(3,195)	(810)
Repurchase and cancellation of common stock	(11,003)	—
Net cash (used in) provided by financing activities	(12,188)	1,897
Net decrease in cash and cash equivalents	(47,216)	(14,637)
Cash and cash equivalents at the beginning of the year	123,908	138,545
Cash and cash equivalents at the end of the year	$76,692	$123,908

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance, and our management uses it as a key performance measure to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We also use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not necessarily reflect capital commitments to be paid in the future and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these requirements. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments described herein. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Adjusted EBITDA should not be considered as an alternative to income (loss) before income taxes, net income (loss), income (loss) per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results.

A reconciliation is provided below for adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our financial statements prepared in accordance with GAAP and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We do not provide a forward-looking reconciliation of adjusted EBITDA guidance as the amount and significance of the reconciling items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These reconciling items could be meaningful.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization, (ii) interest and other expenses (income), net, (iii) tax benefit and expense, (iv) stock-based compensation expense, and (v) certain non-recurring expenses, where applicable.

Talkspace, Inc.

Reconciliation of GAAP Results to Non-GAAP Results

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(in thousands)
Net income (loss)	$1,214	$(1,306)	$1,148	$(19,182)
Add:
Depreciation and amortization	207	283	859	1,285
Financial (income), net	(616)	(1,330)	(5,739)	(4,245)
Income tax (benefit) expense	(29)	53	94	218
Stock-based compensation	1,883	1,994	9,173	8,395
Non-recurring expenses	—	—	1,427	—
Adjusted EBITDA	$2,659	$(306)	$6,962	$(13,529)